As filed with the Securities and Exchange Commission on  May __, 2000.
                                                     Registration No. 333-______
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           -------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------


                            NATIONAL-STANDARD COMPANY
             (Exact Name of Registrant as Specified in its Charter)

               INDIANA                                     38-1493458
   (State or Other Jurisdiction of                      (I.R.S. Employer
   Incorporation or Organization)                      Identification No.)

                               1618 TERMINAL ROAD
                              NILES, MICHIGAN 49120
                    (Address of Principal Executive Offices)

                            NATIONAL-STANDARD COMPANY
                             1993 STOCK OPTION PLAN
                            (AS AMENDED AND RESTATED)

                            NATIONAL-STANDARD COMPANY
                             STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plans)

              TIMOTHY C. WRIGHT                     Telephone number,
               GENERAL COUNSEL                    including area code,
                     AND                          of agent for service:
                  SECRETARY                          (616) 683-8100
          NATIONAL-STANDARD COMPANY
             1618 TERMINAL ROAD
           NILES, MICHIGAN  49120
   (Name and Address of Agent For Service)


--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

                                       Proposed        Proposed
      Title of                          Maximum         Maximum
     Securities          Amount        Offering        Aggregate      Amount of
        to be             to be          Price         Offering     Registration
     Registered        Registered*     Per Share         Price           Fee

--------------------------------------------------------------------------------

Common Stock,
par value $0.01        1,364,444       $1.968        $2,685,226       $708.90

* Calculated pursuant to Rule 457(h)(1) and Rule 457(c), based upon the average of the high and low prices of registrant's Common Stock on May 23, 2000 on the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  Pursuant   to  General   Instruction   E  of  Form  S-8,   the
Registration Statement on Form S-8 filed by National-Standard Company (the "Company") (File No. 33-68926) with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference.

                  The following documents are also incorporated by reference:

                           (a)  The  registrant's  Annual Report on  Form 10-K/A
for the fiscal year ended September 30, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934.

                           (b)  The Company's Quarterly Reports on Form 10-Q for
the quarterly period ended July 4, 1999 and Form 10-Q/A for the quarterly period ended January 2, 2000, which have heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

                           (c)  The description of the Company's Common Stock is
contained in the Company's Registration Statement on Form 8-A filed with Commission pursuant to Section 12 of the 1934 Act.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of documents ( documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering that year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of that Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this registration statement.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

                  The By-Laws provide that the registrant shall indemnity to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or officer of the registrant or serves or served at the request of the registrant any other enterprise as a director or officer.

                  Section 23-1-37 of the General Corporation Law of the State of Indiana provides for the indemnification of directors and officers under certain circumstances, as therein set forth

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibits Index.

Item 9.  Undertakings.
         ------------

                  The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933 (the "Act"), each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering..

                  (4) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niles, State of Michigan, on May 25, 2000.

                                          NATIONAL-STANDARD COMPANY


                                          By: /s/ Ronald B. Kalich
                                              __________________________________
                                                   Ronald B. Kalich,
                                             President, Chief Executive Officer
                                              and Director


We, the undersigned officers and directors of National-Standard Company, hereby severally constitute Ronald B. Kalich and Timothy C. Wright, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable National-Standard Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to the Registration Statement and any and all amendments thereto.

Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of May, 2000.

           Signature                   Title
           ---------                   -----

    /s/ Ronald B. Kalich           President, Chief Executive Officer and a
-------------------------------    Director
Ronald B. Kalich

   /s/ Michael K. Conn             Vice President, Finance and Administration
-------------------------------    (Principal Financial and Accounting Officer)
Michael K. Conn

      *                            Chairman of the Board, Director
-------------------------------
David Craigmile

      *
-------------------------------    Vice Chairman of the Board, Director
Michael B. Savitske

      *
-------------------------------    Director
Ranko Cucuz

       *
-------------------------------    Director
Ernest J. Nagy

        *                          Director
-------------------------------
Donald R. Sheley, Jr.

        *
-------------------------------    Director
Charles E. Schroeder

        *
-------------------------------    Director
Donald F. Walter

----------------------

* By:  /s/ Timothy Wright
     --------------------------
           Timothy Wright, Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit Number             Description
--------------             -----------

  5 Opinion of McDermott, Will & Emery, counsel to the registrant, as to the legality of the securities being registered.

  23.1                     Consent of KPMG LLP.

  23.2 Consent of McDermott, Will & Emery (contained in the opinion filed as Exhibit 5 to the registration statement).